SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2010

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on Form 8-K filed on November 15, 2010, Sigma-Aldrich Corporation announced on November 14, 2010 the unexpected death of Jai Nagarkatti, Ph.D., our Chairman, President and Chief Executive Officer. On December 13, 2010, in recognition of the Company’s outstanding success under the leadership of Dr. Nagarkatti, the Compensation Committee of our Board of Directors approved the immediate vesting of 84,650 shares underlying stock options granted in February 2010 under the Company’s Long Term Incentive Plan, as amended in 2006, in respect of services performed in 2009. The options have a strike price of $48.61 and all options held by the estate of Dr. Nagarkatti will expire on November 12, 2011. The Committee also approved a pro rata payout to the estate of Dr. Nagarkatti under the Company’s Cash Bonus Plan in respect of services rendered by Dr. Nagarkatti in 2010. The amount of that payout will be based on actual results of the Company in 2010. The final amount will be prorated by 11/12ths and will be calculated and paid out in the normal course and disclosed in the Company’s 2011 Proxy Statement. As previously reported in the 2010 Proxy Statement, he was eligible for a bonus of 50% in the case of threshold performance, 100% in the case of individual and Company threshold performance and a maximum of 180% in the case of performance exceeding threshold, in each case, as a percentage of base salary (which was $825,000).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2010

SIGMA-ALDRICH CORPORATION

By:	/s/ George L. Miller
George L. Miller, Senior Vice President, General Counsel and Secretary

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